Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Minnesota Mining and Manufacturing Company of our report dated February 14, 2000, relating to the consolidated financial statements, which appears in Minnesota Mining and Manufacturing Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" and "Independent Auditors" in such Registration Statement.

                                        /s/ PRICEWATERHOUSECOOPERS LLP

                                        PRICEWATERHOUSECOOPERS LLP


St. Paul, Minnesota
November 13, 2000